Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of February 2, 2009 (the “Effective Date”), between Four Rivers BioEnergy, Inc., a Nevada corporation (the “Company”), and Mr. Gary Hudson (the “Executive”).

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Definitions and Interpretations

1.1

Definitions

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

“Base Salary” shall have the meaning specified in Section 3.1.

“Board of Directors” shall mean the Board of Directors of the Company.

“Cause” shall have the meaning specified in Section 4.3.

“Company” will also include its subsidiaries, parents and affiliates where it is reasonably logical the use of the word would include such other entities, and include any successor to its business and/or substantially all its assets which executes and delivers the Agreement as provided for in Section 7.4 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Confidential Information” shall have the meaning specified in Section 5.1(a).

“Disability” shall mean a physical or mental condition of the Executive that, in the good faith judgment of not less than a majority of the Board of Directors, prevents the Executive from being able to perform the services required under this Agreement and that results in the Executive becoming eligible for long-term disability benefits (if such benefits are directly provided by the Company).  If any dispute arises as to whether a Disability has occurred, or whether a Disability has ceased and the Executive is able to resume duties, then such dispute shall be referred to a licensed physician mutually agreed upon by the Executive and the Company, which physician will not be any of the Executive’s regular physicians.  The Executive shall submit to such examinations and provide information as such physician may request and the determination of such physician as to the Executive's physical or mental condition shall be binding and conclusive on the parties.  The Company shall pay the cost of any such physician and examination.

“Dispute” shall have the meaning specified in Article VI.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expiration Date” shall have the meaning specified in Section 2.2.

“Notice of Termination” shall mean a notice purporting to terminate the Executive's employment in accordance with Section 4.1, 4.2 or 4.3.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a trust and an unincorporated organization.

“Bonus Plan” shall have the meaning specified in Section 3.2.

“Term” shall have the meaning specified in Section 2.2.

“Termination Date” shall mean the termination date specified in a Notice of Termination delivered in accordance with this Agreement.

1.2

Interpretations

(a)

In this Agreement, unless a clear contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) reference to any Article or Section, means such Article or Section hereof, (iii) the words “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term, and (iv) where any provision of this Agreement refers to action to be taken by either party, or which such party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such party.

(b)

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

ARTICLE II
Employment: Term, Positions and Duties, Etc.

2.1

Employment

The Company agrees to employ the Executive and the Executive agrees to accept employment with the Company, in each case on the terms and conditions set forth in this Agreement.

2.2

Term of Employment

Unless sooner terminated pursuant to Article IV, the term of the Executive's employment under this Agreement (the “Term”) will commence on the Effective Date and continue for 24 months (the “Expiration Date”) subject to extension as herein provided.  The Term will be automatically extended by an additional 12 months unless one party gives written notice to the other at least 12 months before the then effective Expiration Date indicating that the party does not extend Term of the Agreement.  If the Term is extended, then the Expiration Date will be automatically extended by a corresponding 12 months.  The right not to extend the Term and corresponding Expiration Date is separate from the right to give a Notice of Termination herein.

2.3

Positions and Duties

(a)

While employed hereunder, the Executive shall serve as the Chief Executive Officer of the Company.  As such, the Executive shall have the responsibilities and authorities designated to him by the bylaws of the Company, if stated therein, and the Board of Directors.

(b)

While employed hereunder, the Executive shall (i) report to the Board of Directors and (ii) observe and comply with all lawful policies, directions and instructions of the Board of Directors and the Company that are consistent with the provisions of this paragraph 2.3.

(c)

While employed hereunder, the Executive shall (i) devote substantially all of the Executive's business time, attention, skill and efforts to the faithful and efficient performance of the Executive's duties hereunder and (ii) not accept employment with any Person other than with the Company.  Notwithstanding the foregoing, the Executive may engage in the following activities so long as they do not interfere in any material respect with the performance of the Executive's duties and responsibilities hereunder: (i) serve on corporate, civic, religious, educational or charitable boards or committees and (ii) manage the Executive's personal investments.

(d)

While employed hereunder, the Executive shall not knowingly prejudice, in any material respect, the reputation of the Company in the fields of business in which it is engaged or with the investment community or the public at large.

(e)

If elected or appointed thereto, and only for the duration of such elected term or appointment, the Executive shall serve as a director of the Company and any of its subsidiaries and/or in one or more executive positions of any of such subsidiaries, provided that the Executive is indemnified for serving in any and all such capacities on a basis consistent with that provided by the Company to other directors and executive officers of the Company or similarly situated executive officers of any such subsidiaries.

(f)

Executive represents that there are no restrictions imposed upon him by any covenants or agreements arising out of any prior employment which materially affect his ability to carry out his duties and obligations as set forth in this Agreement.  Executive agrees to indemnify and hold the Company harmless for any judgment and related costs, including attorney’s fees, which may be entered against the Company as a result of his breach of any such covenants or violation of any such restrictions, and agrees that any such breach or violation shall qualify for “Cause” termination pursuant to Section 4.3 below.

ARTICLE III
Compensation and Benefits

3.1

Base Salary

(a)

For services rendered by the Executive under this Agreement, the Company shall pay to the Executive an annual base salary (“Base Salary”) of $250,000 evenly paid twice a month or on such other schedule as salaried employees of the Company are generally and regularly compensated.

3.2

Bonus Plan

During the Term, the Company may maintain an annual incentive bonus plan open to senior employees and certain other employees of the Company (the “Bonus Plan”).  If the Company does maintain a Bonus Plan, then the Executive shall be entitled to participate in the Bonus Plan.  Criteria for earning any bonus will be established by the Board of Directors based on the Company's financial performance, the Executive's contributions to the Company and other factors deemed appropriate by the Board of Directors, all in its sole discretion.  The amount of the bonus earned, if any, will be based on the performance of the Company and the Executive against such criteria as well as other factors deemed relevant by the Board of Directors.  The establishment of such criteria and the necessary standards of performance for partial or full earning of the Bonus, if any, shall be at the sole discretion of the Board of Directors.  The Bonus, if any, may be paid in the form of cash, stock or other property, or in any combination thereof, as the Board of Directors determine in their sole discretion and may be paid either annually or on a schedule during the year, as determined by the Board of Directors.

3.3

Vacation

While employed hereunder, the Executive shall be entitled to vacation benefits in accordance with the vacation policy adopted by the Company from time to time for senior employees.  Unless changed by the Board of Directors in a manner generally applicable to senior employees of the Company, the Executive shall be entitled to five weeks of paid vacation per year.  Unless otherwise approved by the Board the Executive shall not be entitled to accumulate and carry over unused vacation time from year to year.

3.4

Expenses

The Company shall reimburse the Executive for all reasonable travel and other business expenses incurred by him in the performance of his duties to the Company, in accordance with the Company’s policy on documentation of reimbursed expenses and other policies with respect thereto.

3.5

Other Benefits

The Executive shall be entitled to receive all employee benefits, fringe benefits and other perquisites that may be offered from time to time by the Company to its senior employees as a group, and where applicable, the Executive's dependents.  These plans may include pension plans, profit sharing plans, stock plans, health plans and insurance, life insurance, car allowances, parking fees and disability insurance.  Within these programs of employee benefits, the Board of Directors, in its sole discretion, may establish a reimbursement program for the Executive’s actual out of pocket expense (against presentation of evidence of such expense actually paid by Executive) to obtain for Executive and Executive’s dependents medical (including eyes, dental, and cancer), life and disability insurance, which insurance is owned by Executive, the reimbursement to be up to a maximum amount for each such insurance as set from time to time by the Board of Directors in its discretion, which scheduled amounts may include a gross up factor of to cover any additional income and payroll taxes to Executive of such reimbursement amounts.  The maximum amount reimbursable under this provision is an amount equal to 35% of the Base Salary. However, nothing in this Section 3.5 shall be deemed to prohibit the Company from making any changes in any of the plans, programs or benefits described herein, provided such changes apply to all similarly situated senior employees.

ARTICLE IV
Termination of Employment

4.1

Termination by the Executive

The Executive may, at any time prior to the Expiration Date, terminate the Executive's employment hereunder for any reason by delivering a Notice of Termination to the Board of Directors.  The Notice of Termination by the Executive shall be effective not less than 90 days after the date of the notice and state the effective Termination Date and if none is specified then the Termination Date will be the 90th day after the date of the Notice of Termination.  The Termination Date under this provision may be beyond the Expiration Date.

4.2

Termination by the Company

The Board of Directors may, at any time six months after the date of this Agreement and prior to the Expiration Date, terminate the Executive's employment hereunder for any reason by delivering a Notice of Termination to the Executive.  The Notice of Termination by the Company shall be effective not less than 90 days after the date of the notice and state the effective Termination Date and if none is specified then the Termination Date will be the 90th day after the date of the Notice of Termination.  The Termination Date under this provision may be beyond the Expiration Date.

4.3

Termination for Cause

The Company may terminate the Executive’s employment hereunder for “Cause” upon the giving of a Notice of Termination to the Executive, subject to the terms of this sub-part, which shall be effective immediately.  The Notice of Termination for Cause shall state the basis for the notice.  The Company shall have “Cause” to terminate the Executive’s employment hereunder if, during the Term of this Agreement, the Executive’s actions result in:

(a)

failure to materially perform his duties hereunder (other than any such failure resulting from the Executive’s Disability) after written notice and reasonable opportunity for cure, all as reasonably determined by the Board of Directors upon a vote of a majority of its members, such vote not including the Executive, if Executive is a director.  Any such notice will allow for a minimum of one (1) month for Executive to cure such failure from the date of such notice.  Any determination of whether the Executive has failed to materially perform his duties shall not be based on performance or the financial condition of the Company or the ability of the Executive to effectuate such Company performance or financial condition.

(b)

conviction of a felony or any crime involving embezzlement or theft during the Term or any embezzlement or theft from the Company whether or not the subject of a conviction; or

(c)

serious willful misconduct by Executive, including fraud willful dishonesty or the substantial breach of fiduciary duty owed to the Company or to the Company’s shareholders, creditors, suppliers or customers.

4.4

Resignations

Any termination of Executive’s employment hereunder for any reason will be an automatic and immediate resignation of all other employment positions and directorships Executive holds in the Company and any subsidiary and/or affiliates of the Company. Executive agrees that this provision is self-executing and no formal resignation letter is required and no notices are required to be given or received by the Executive or the Company, subject to the Company compliance with the Exchange Act. However this clause shall cease to have effect in the event that the contract is terminated and is replaced with another agreement whereby the executive's directorships are, in the opinion of the board of directors, to be retained without interruption.

4.5

Payment of Accrued Base Salary, Vacation Pay, etc.

(a)

After the termination of the Executive's employment for any reason by the Company, including Disability, but other than for Cause, the Company shall pay to the Executive (i) any unpaid Base Salary earned hereunder prior to the Termination Date, (ii) the Base Salary from the Termination Date to the then Expiration Date of the then Term, if the Expiration Date is after the Termination Date, (iii) the daily pro rata amount of the then Base Salary for all unused vacation time accrued by the Executive as of the Termination Date in accordance with Section 3.3, and (iii) all unpaid benefits earned or vested, as the case may be, by the Executive as of the Termination Date under any and all incentive or deferred compensation plans or programs of the Company and unreimbursed actual expenses incurred by the Executive in furtherance of the Company’s business.

(b)

Upon termination of Executive’s employment for Cause, the Company shall pay the Executive only the unpaid Base Salary earned through the Termination Date and unreimbursed, actual expenses incurred by Executive in furtherance of the Company’s business, subject to any rights of set off for damages to the Company as it asserts.  Except as provided in this agreement or by law, upon termination for Cause, the Company shall have no further financial obligation to Executive.

(c)

Upon termination of Executive’s employment by Executive (for this purpose death of the Executive shall be treated as if the Executive had provided Notice of Termination at the time of his death without a specified Termination Date in accordance with the provisions of clause 4.1.), the Company shall pay the Executive (or his estate as the case shall be) (i) any unpaid Base Salary earned hereunder prior to the Termination Date, (ii) daily pro rata amount of the then Base Salary for all unused vacation time accrued by the executive as of the Termination Date in accordance with Section 3.3 and (iii) all unpaid benefits earned or vested, as the case may be, by the Executive as of the Termination Date under any and all incentive or deferred compensation plans or programs of the Company and unreimbursed actual expenses incurred by the Executive in furtherance of the Company’s business.

(d)

A termination of the Executive's employment in accordance with this Agreement shall not alter or impair any of the Executive's accrued rights or benefits as of the Termination Date under any employee benefit plan or program maintained by the Company, in each case except as provided therein or in any written agreement entered into between the Company and the Executive pursuant thereto.

ARTICLE V
Confidential Information and Non-Competition

5.1

Confidential Information

(a)

The Executive recognizes that the services to be performed by the Executive hereunder are special, unique, and extraordinary and that, by reason of such employment with the Company, the Executive may acquire Confidential Information concerning the operation of the Company, the use or disclosure of which would cause the Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate.  Accordingly, the Executive agrees that the Executive will not (directly or indirectly) at any time, whether during or after the Executive's employment hereunder, (i) knowingly use for an improper personal benefit any Confidential Information that the Executive may learn or has learned by reason of the Executive's employment with the Company or (ii) disclose any such Confidential Information to any Person except (A) in the performance of the Executive's obligations to the Company hereunder, (B) as required by applicable law, (C) in connection with the enforcement of the Executive's rights under this Agreement, (D) in connection with any disagreement, dispute or litigation (pending or threatened) between the Executive and the Company or (E) with the prior written consent of the Board of Directors.  As used herein, “Confidential Information” includes information with respect to the operation and performance of the Company, its investments, portfolio companies, products, services, facilities, product methods, research and development, trade secrets and other intellectual property, systems, patents and patent applications, procedures, manuals, confidential reports, product price lists, customer lists, financial information, business plans, prospects or opportunities (including, as applicable, all of the foregoing information regarding the Company's past, current and prospective portfolio companies); provided, however, that such term, shall not include any information that (x) is or becomes generally known or available other than as a result of a disclosure by the Executive or (y) is or becomes known or available to the Executive on a nonconfidential basis from a source (other than the Company) that, to the Executive's knowledge, is not prohibited from disclosing such information to the Executive by a legal, contractual, fiduciary or other obligation to the Company.

(b)

The Executive confirms that all Confidential Information is the exclusive property of the Company.  All business records, papers and documents kept or made by the Executive while employed by the Company relating to the business of the Company shall be and remain the property of the Company at all times.  Upon the request of the Company at any time, the Executive shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made by the Executive or coming into the Executive's possession while employed by the Company concerning the business or affairs of the Company other than personal materials, records and documents (including notes and correspondence) of the Executive not containing proprietary information relating to such business or affairs.  Notwithstanding the foregoing, the Executive shall be permitted to retain copies of, or have access to, all such materials, records and documents relating to any disagreement, dispute or litigation (pending or threatened) between the Executive and the Company.

5.2

Non-Competition

(a)

While employed hereunder and for a period of one year thereafter (such period being the “Restricted Period”), the Executive shall not, unless the Executive receives the prior written consent of the Board of Directors, own a material interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person that competes with the Company in owning, operating or managing a bioethanol or biodiesel plant, or any other business actively being pursued by or developed by the Company during the Term.

(b)

The Executive has carefully read and considered the provisions of this Section 5.2 and, having done so, agrees that the restrictions set forth in this Section 5.2 (including the Restricted Period, scope of activity to be restrained and the geographical scope) are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, employees, creditors and shareholders.  The Executive understands that the restrictions contained in this Section 5.2 may limit the Executive's ability to engage in a business similar to the Company's business, but acknowledges that the Executive will receive sufficiently high remuneration and other benefits from the Company hereunder to justify such restrictions.

(c)

During the Restricted Period, the Executive shall not, whether for the Executive's own account or for the account of any other Person (excluding the Company), intentionally (i) solicit, endeavor to entice or induce any employee of the Company to terminate the Executive's employment with the Company or accept employment with anyone else or (ii) interfere in a similar manner with the business of the Company including its contracting parties, customers or clients, suppliers, creditors and financiers.

(d)

In the event that any provision of this Section 5.2 relating to the Restricted Period or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, the Restricted Period or areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or areas.

5.3

Injunctive Relief

The Executive acknowledges that a breach of any of the covenants contained in this Article V may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and the Company shall be entitled to obtain a temporary restraining order or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Article V or such other relief as may be required to specifically enforce any of the covenants contained in this Article V.  The Executive agrees to and hereby does submit to in personal jurisdiction before each and every such court for that purpose.

ARTICLE VI
Dispute Resolution

6.1

Disputes

In the event a dispute shall arise between the parties as to whether the provisions of this Agreement have been complied with (a “Dispute”), the parties agree to resolve such Dispute in accordance with the following procedure:

(a)

A meeting shall be held promptly between the parties, attended (in the case of the Company) by one or more individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

(b)

If, within 10 days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, the parties agree to submit the Dispute to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association except that Disputes with regard to the existence of a Disability shall be resolved in accordance with the definition of the term “Disability” above.

(c)

The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the American Arbitration Association if they have been unable to agree upon such appointment within 10 days following the 10-day period referred to in clause (b) above.

(d)

Upon appointment of the mediator, the parties agree to participate in good faith in the mediation and negotiations relating thereto for 15 days.

(e)

If the parties are not successful in resolving the Dispute through mediation within such 15-day period, the parties agree that the Dispute shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association.

(f)

The fees and expenses of the mediator/arbitrators shall be borne solely by the non-prevailing party or, in the event there is no clear prevailing party, as the mediator/arbitrators deem appropriate.

(g)

Except as provided above, each party shall pay its own costs and expenses (including, without limitation, attorneys' fees) relating to any mediation/arbitration proceeding conducted under this Article VI.

(h)

All mediation/arbitration conferences and hearings will be held in the greater New York City area.

(i)

In the event there is any disputed question of law involved in any arbitration proceeding, such as the proper legal interpretation of any provision of this Agreement, the arbitrators shall make separate and distinct findings of all facts material to the disputed question of law to be decided and, on the basis of the facts so found, express their conclusion of the question of law.  The facts so found shall be conclusive and binding on the parties, but any legal conclusion reached by the arbitrators from such facts may be submitted by either party to a court of law for final determination by initiation of a civil action in the manner provided by law.  Such action, to be valid, must be commenced within 20 days after receipt of the arbitrators' decision.  If no such civil action is commenced within such 20-day period, the legal conclusion reached by the arbitrators shall be conclusive and binding on the parties.  Any such civil action shall be submitted, heard and determined solely on the basis of the facts found by the arbitrators.  Neither of the parties shall, or shall be entitled to, submit any additional or different facts for consideration by the court.  In the event any civil action is commenced under this paragraph (i), the party who prevails or substantially prevails (as determined by the court) in such civil action shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such action and on appeal.

(j)

Except as limited by paragraph (i) above, the parties agree that judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction.  In the event legal proceedings are commenced to enforce the rights awarded in an arbitration proceeding, the party who prevails or substantially prevails in such legal proceeding shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such legal proceeding and on appeal.

(k)

Except as provided above, (i) no legal action may be brought by either party with respect to any Dispute and (ii) all Disputes shall be determined only in accordance with the procedures set forth above.

ARTICLE VII
Miscellaneous

7.1

Assignability

The obligations of the Executive hereunder are personal and may not be assigned or delegated by the Executive or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer.  The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder as provided in Section 4, provided always that it will continue to be liable for the obligations of the assignee in the event of default by the assignee.

7.2

Notices

All notices and all other communications provided for in the Agreement shall be in writing and addressed (i) if to the Company, at its principal office address or such other address as it may have designated by written notice to the Executive for purposes hereof, directed to the attention of the CEO with a copy to the Secretary of the Company and (ii) if to the Executive, at the Executive's residence address on the records of the Company or to such other address as the Executive may have designated to the Company in writing for purposes hereof.  Each such notice or other communication shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, except that any notice of change of address shall be effective only upon receipt.

7.3

Severability

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

7.4

Successors: Binding Agreement

(a)

The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably acceptable to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement.

(b)

This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees.  If the Executive should die while any amounts would be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

7.5

Tax Matters.

The Company shall withhold from all payments hereunder all applicable taxes (federal, state or other) that it is required to withhold therefrom unless the Executive has otherwise paid (or made other arrangements satisfactory) to the Company the amount of such taxes.

7.6

Amendments and Waivers

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company.  No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

7.7

Entire Agreement, Termination of Other Agreements

This Agreement is an integration of the parties' agreement and no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. This Agreement supersedes any and all previous agreements, oral or otherwise, express or implied, with respect to the subject matter hereof between the parties.

7.8

Governing Law

THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS.

7.9

Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

FOUR RIVERS BIOENERGY, INC.

BY:___________________________________

Name: Martin Thorp

Title: CHEF FINANCIAL OFFICER

THE EXECUTIVE:

______________________________________

Gary Hudson